Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS
BRENTWOOD, Tenn., March 5, 2020 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the fourth quarter and full year ended December 31, 2019.
Highlights for the Fourth Quarter 2019:

•	Revenues increased 5.3% to $517.2 million and Adjusted Revenues increased 4.2% to $520.7 million; when excluding closed or divested facilities, Adjusted Revenues increased 7.6%

•	Days adjusted Same-facility Revenues increased 7.9% over prior year

•	Net loss attributable to common stockholders of $27.5 million

•	Adjusted EBITDA increased 15.1% over prior year to $84.4 million

Highlights for 2019:

•	Revenues increased 3.4% to $1.8 billion and Adjusted Revenues increased 2.8% to $1.9 billion; when excluding closed or divested facilities, Adjusted Revenues increased 7.6%

•	Days adjusted Same-facility Revenues increased 7.6% over prior year

•	Net loss attributable to common stockholders of $109.5 million

•	Adjusted EBITDA increased 10.1% over prior year to $258.6 million

2020 Outlook:

•	Revenues projected to grow high single-digit percentage

•	Adjusted EBITDA projected to grow double-digit percentage
Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, stated, “Over the past two years, we have been intentionally focused on building a model for sustainable double-digit Adjusted EBITDA growth and today’s results prove that our focused strategy can deliver on that promise.”
Eric Evans, Chief Executive Officer of Surgery Partners, stated, “Our fourth quarter results reflect continued strong top-line growth and margin expansion that has enabled us to achieve our full year target of double-digit Adjusted EBITDA growth. For the sixth quarter in a row, we grew days adjusted same-facility revenues, either achieving the high-end or exceeding our long-term growth target of 4-6%.”
“We continue to see momentum stemming from Medicare's November announcement approving total knee replacement and certain cardiac procedures in ASCs beginning this year. We have also continued to expand operating rooms and recruit physicians who perform these procedures to capture this opportunity. The steady and consistent transition of surgeries to lower cost settings provides further proof of our continued constructive engagement with health plans, who appreciate the quality, access and value of our model.”
Tom Cowhey, Chief Financial Officer of Surgery Partners, commented, “We continue to be encouraged with the underlying strength of our operations and the impact of our strategic initiatives as we continue to grow the top line and enhance Adjusted EBITDA and margins and we look forward to continuing these trends in 2020.”
Fourth Quarter 2019 Results
Adjusted Revenues for the fourth quarter of 2019 increased 4.2% to $520.7 million from $499.6 million for the fourth quarter of 2018. Same-facility Revenues for the fourth quarter of 2019 increased 7.9% from the same period last year, with a 5.9% increase in revenue per case and a 2.0% increase in same-facility cases. For the fourth quarter of 2019, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $27.5 million and $84.4 million, respectively, compared to $156.2 million and $73.3 million for the same period last year.

Full Year 2019 Results
Adjusted Revenues for 2019 increased 2.8% to $1,856.7 million from $1,805.7 million in 2018. Same-facility Revenues for the year ended 2019 increased 7.6% from last year, with a 5.5% increase in revenue per case and a 2.0% increase in same-facility cases. For the full year 2019, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $109.5 million and $258.6 million, respectively, compared to $238.1 million and $234.8 million for last year.
Liquidity
Surgery Partners had cash and cash equivalents of $92.7 million and $112.9 million of borrowing capacity under its revolving credit facility at December 31, 2019. Cash flows from operating activities was $129.5 million for the full year 2019 and $25.4 million for the fourth quarter 2019. Net operating cash inflows (outflows), defined as operating cash flows less distributions to non-controlling interests, were $8.3 million and $(6.3) million for the full year 2019 and the fourth quarter 2019, respectively. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, has lowered to 7.2x at the end of the fourth quarter of 2019.
2020 Outlook
The Company projects that it will be able to grow revenues at a high single-digit percentage rate and Adjusted EBITDA at a double-digit percentage rate in 2020, excluding impacts from Idaho Falls Community Hospital, which opened in November 2019.
Conference Call Information
Surgery Partners will hold a conference call today, March 5, 2020 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13698719. The replay will be available until March 19, 2020.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for 2020 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) our ability to execute on our operational and strategic initiatives, (ii) the timing and impact of our portfolio optimization efforts, (iii) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (iv) our ability to successfully integrate acquisitions, (v) the anticipated impact and timing of our ongoing efficiency efforts, including insurance consolidations and completed headcount actions, as well as our ongoing procurement and revenue cycle efforts, (vi) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (vii) the impact of adverse weather conditions and other events outside of our control, (viii) whether or not a settlement is reached with the government relating to the previously disclosed investigation relating to the medical necessity of certain drug tests submitted to laboratories owned and operated by the Company, (ix) the terms of any such settlement and the ongoing cost of complying with the terms of any such settlement, and (x) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net loss attributable to common stockholders, Adjusted net loss per share attributable to common stockholders, Adjusted EBITDA and Adjusted Revenues, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenues	$517.2	$491.2	$1,831.4	$1,771.5
Operating expenses:
Salaries and benefits	148.8	139.5	550.0	534.7
Supplies	143.3	134.6	507.9	490.3
Professional and medical fees	44.8	38.2	154.8	145.5
Lease expense	22.6	21.8	85.6	86.7
Other operating expenses	28.5	25.6	109.3	104.2
Cost of revenues	388.0	359.7	1,407.6	1,361.4
General and administrative expenses	23.7	23.9	88.6	93.6
Depreciation and amortization	20.2	18.0	76.5	67.4
Income from equity investments	(3.6)	(2.6)	(10.2)	(8.9)
Loss (gain) on disposal and deconsolidations, net	2.6	15.9	(4.4)	31.8
Transaction and integration costs	7.4	7.9	19.0	31.7
Impairment charges	7.9	74.4	7.9	74.4
Loss on debt extinguishment	—	—	11.7	—
Loss on litigation settlements	0.2	46.0	0.2	46.0
Other income	(1.0)	(0.1)	(1.4)	(3.7)
Total operating expenses	445.4	543.1	1,595.5	1,693.7
Operating income (loss)	71.8	(51.9)	235.9	77.8
Tax receivable agreement expense	—	—	(2.4)	—
Interest expense, net	(44.8)	(39.6)	(178.9)	(147.0)
Income (loss) before income taxes	27.0	(91.5)	54.6	(69.2)
Income tax expense	3.4	15.5	8.5	26.4
Net income (loss)	23.6	(107.0)	46.1	(95.6)
Less: Net income attributable to non-controlling interests	(41.8)	(40.7)	(119.9)	(110.1)
Net loss attributable to Surgery Partners, Inc.	(18.2)	(147.7)	(73.8)	(205.7)
Less: Amounts attributable to participating securities	(9.3)	(8.5)	(35.7)	(32.4)
Net loss attributable to common stockholders	$(27.5)	$(156.2)	$(109.5)	$(238.1)

Net loss per share attributable to common stockholders
Basic	$(0.57)	$(3.25)	$(2.27)	$(4.96)
Diluted (1)	$(0.57)	$(3.25)	$(2.27)	$(4.96)
Weighted average common shares outstanding
Basic	48,326	48,047	48,280	48,028
Diluted (1)	48,326	48,047	48,280	48,028

(1)	The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)
(Unaudited)

	December 31, 2019	December 31, 2018

Balance Sheet Data (at period end):
Cash and cash equivalents	$92.7	$184.3
Total current assets	525.5	588.3
Total assets	5,019.4	4,676.3

Current maturities of long-term debt	56.0	55.6
Total current liabilities	397.6	349.3
Long-term debt, less current maturities	2,524.7	2,270.9
Total liabilities	3,319.0	2,891.5

Non-controlling interests—redeemable	321.0	326.6
Redeemable preferred stock	395.0	359.3

Total Surgery Partners, Inc. stockholders' equity	297.8	404.6
Non-controlling interests—non-redeemable	686.6	694.3
Total stockholders' equity	984.4	1,098.9

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$25.4	$45.5	$129.5	$144.6
Investing activities	(23.4)	(62.3)	(85.2)	(128.9)
Capital expenditures	(23.4)	(13.2)	(73.6)	(39.8)
Payments for acquisitions, net of cash acquired	—	(51.6)	(13.8)	(106.8)
Financing activities	(20.6)	122.0	(135.9)	(6.3)
Distributions to non-controlling interest holders	(31.7)	(28.9)	(121.2)	(109.0)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Other Data:
Number of surgical facilities as of the end of period	128	123	128	123
Number of consolidated surgical facilities as of the end of period	107	106	107	106

Cases	137,699	137,028	525,136	520,741
Adjusted Revenue per case	$3,781	$3,646	$3,536	$3,468
Adjusted EBITDA	$84.4	$73.3	$258.6	$234.8
Adjusted EBITDA margin (1)	16.2%	14.7%	13.9%	13.0%
Adjusted net gain (loss) per share attributable to common stockholders - Basic	$0.14	$(0.17)	$(0.85)	$(0.80)
Adjusted net gain (loss) per share attributable to common stockholders - Diluted	$0.10	$(0.17)	$(0.85)	$(0.80)

(1)	Defined as Adjusted EBITDA as a % of Adjusted Revenues. A reconciliation of these non-GAAP financial measures appears below.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Same-facility Information (1):
Cases	150,254	147,371	556,424	545,717
Case growth	2.0%	N/A	2.0%	N/A
Revenue per case	$3,494	$3,301	$3,293	$3,120
Revenue per case growth	5.9%	N/A	5.5%	N/A
Number of work days in the period	62	62	253	253
Case growth (days adjusted)	2.0%	N/A	2.0%	N/A
Revenue growth (days adjusted)	7.9%	N/A	7.6%	N/A

(1)
Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Segment Revenues:
Surgical facility services	$497.3	$470.8	$1,748.2	$1,682.4
Ancillary services	19.1	19.3	79.4	79.6
Optical services	0.8	1.1	3.8	9.5
Total revenues	$517.2	$491.2	$1,831.4	$1,771.5

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Adjusted EBITDA:
Surgical facility services	$105.0	$93.0	$328.9	$309.5
Ancillary services	(0.9)	0.1	2.6	3.0
Optical services	0.1	0.4	1.4	2.5
All other	(19.8)	(20.2)	(74.3)	(80.2)
Total Adjusted EBITDA	$84.4	$73.3	$258.6	$234.8

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
(Unaudited)

The following table reconciles Adjusted Revenues to revenues in the selected consolidated financial information, the most directly comparable GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted Revenues (1):
Revenues	$517.2	$491.2	$1,831.4	$1,771.5
Add: provision for doubtful accounts	3.5	8.4	25.3	34.2
Total Adjusted Revenues	$520.7	$499.6	$1,856.7	$1,805.7

(1)
In accordance with a new accounting standard that was effective prospectively beginning January 1, 2018, we reflected our estimated provision for doubtful accounts net of revenues rather than as an operating expense, as it had historically been presented. Adjusted Revenues add back the estimated provision for doubtful accounts. We believe such an adjustment is appropriate, as the new standard did not affect historical results prior to 2018, which impacts historical comparability. Our calculation of adjusted revenues may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA to income (loss) before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Income (loss) before income taxes	$27.0	$(91.5)	$54.6	$(69.2)

Net income attributable to non-controlling interests	(41.8)	(40.7)	(119.9)	(110.1)
Interest expense, net	44.8	39.6	178.9	147.0
Depreciation and amortization	20.2	18.0	76.5	67.4
Equity-based compensation expense	2.6	3.0	10.2	9.3
Transaction, integration and acquisition costs (2)	19.3	8.6	36.1	34.0
Loss (gain) on disposals and deconsolidations, net	2.6	15.9	(4.4)	31.8
Loss on litigation settlements and other litigation costs (3)	1.8	46.0	4.6	46.0
Loss on debt extinguishment	—	—	11.7	—
Tax receivable agreement expense	—	—	2.4	—
Impairment charges	7.9	74.4	7.9	74.4
Reserve adjustments (4)	—	—	—	2.7
Contingent acquisition compensation expense	—	—	—	1.5
Adjusted EBITDA (1)	$84.4	$73.3	$258.6	$234.8

(1)
We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(2)
For the three months ended December 31, 2019 and 2018, this amount includes transaction and integration costs of $7.4 million and $7.9 million, respectively, and acquisition costs of $0.8 million and $0.7 million, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $11.1 million for the three months ended December 31, 2019, with no comparable costs in the 2018 period. For the years ended December 31, 2019 and 2018, this amount includes transaction and integration costs of $19.0 million and $31.7 million, respectively, and acquisition costs of $2.8 million and $2.2 million, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $14.3 million for the year ended December 31, 2019, with no comparable costs in 2018.

(3)
For the three months ended December 31, 2019 and 2018, this amount includes a loss on litigation settlements of $0.2 million and $46.0 million, respectively, and further includes other litigation costs of $1.6 million in 2019 with no comparable costs in the 2018 period. For the years ended December 31, 2019 and 2018, this amount includes a loss on litigation settlements of $0.2 million and $46.0 million, respectively, and further includes other litigation costs of $4.4 million in 2019, with no comparable costs in 2018.

(4)	This amount represents adjustments to revenue in order to apply consistent policies to businesses acquired by Surgery Partners in prior periods.

The following table presents Adjusted Revenues and Adjusted EBITDA growth for the full year ended December 31, 2019 compared to the full year ended December 31, 2018, adjusted for the impact of closed or divested facilities (unaudited):

	Three Months Ended December 31	Year Ended December 31

Adjusted Revenues for 2018	$499.6	$1,805.7
Less: Adjusted Revenues from divested facilities	(15.5)	(79.7)
	484.1	1,726.0
Adjusted Revenues for 2019	520.7	1,856.7
Adjusted Revenue growth	36.6	130.7
Percentage Adjusted Revenue growth adjusted for the impact of closed or divested facilities	7.6%	7.6%

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders as supplements to the comparable GAAP measures. Adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net gain (loss) used to calculate adjusted net gain (loss) per share attributable to common stockholders:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated Statements of Operations Data:
Net Income (Loss)	$23.6	$(107.0)	$46.1	$(95.6)
Plus (minus):
Net income attributable to non-controlling interests	(41.8)	(40.7)	(119.9)	(110.1)
Amounts attributable to participating securities	(9.3)	(8.5)	(35.7)	(32.4)
Equity-based compensation expense	2.6	3.0	10.2	9.3
Transaction, integration and acquisition costs	19.3	8.6	36.1	34.0
Loss (gain) on disposals and deconsolidations, net	2.6	15.9	(4.4)	31.8
Loss on litigation settlements and other litigation costs	1.8	46.0	4.6	46.0
Loss on debt extinguishment	—	—	11.7	—
Tax receivable agreement expense	—	—	2.4	—
Impairment charges	7.9	74.4	7.9	74.4
Reserve adjustments	—	—	—	2.7
Contingent acquisition compensation expense	—	—	—	1.5
Adjusted net gain (loss) attributable to common stockholders	$6.7	$(8.3)	$(41.0)	$(38.4)

Adjusted net gain (loss) per share attributable to common stockholders
Basic	$0.14	$(0.17)	$(0.85)	$(0.80)
Diluted (1)	$0.10	$(0.17)	$(0.85)	$(0.80)
Weighted average common shares outstanding
Basic	48,326	48,047	48,280	48,028
Diluted (1)	69,079	48,047	48,280	48,028

(1)
For the three months ended December 31, 2018 and the years ended December 31, 2019 and December 31, 2018, the impact of potentially dilutive securities was not considered because the effect would be anti-dilutive in those periods.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com